MICHAEL TROKEY & COMPANY, P.C.

CONSENT OF MICHAEL TROKEY & COMPANY, P.C.

We hereby consent to the incorporation by reference in the Registration Statements (Nos. 333-136607 and 333-140515) on Form S-8 of Liberty Bancorp, Inc. of our report dated December 20, 2007 relating to the consolidated financial statements as of September 30, 2007 of Liberty Bancorp, Inc. which appears in the 2007 annual report which is incorporated in this Annual Report on Form 10-K.

/s/ Michael Trokey & Company, P.C.
Certified Public Accountants

December 26, 2007
St. Louis, Missouri